EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Apollo Gold Corporation on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Apollo Gold Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                           s/ Deloitte & Touche LLP

                           Independent Registered Chartered Accountants
                           Vancouver, British Columbia

                           February 10, 2005